Exhibit 10.9

OFFICE LEASE
BY AND BETWEEN
DWF IV 1300 S EL CAMINO, LLC,
A Delaware limited liability company,
As Landlord
And
KRONOS BIO, INC.,
a Delaware corporation,
as Tenant
For Leased Premises at Suite 300,
1300 South El Camino Real, San Mateo, California 94402

OFFICE LEASE
THIS OFFICE LEASE ("Lease") is entered and dated for reference purposes only as July 19, 2018, by and between "Landlord" and "Tenant" (as such terms are defined below).
ARTICLE 1 SALIENT LEASE TERMS
In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment Address:	For payment by mail: DWF IV 1300 S EL CAMINO, LLC c/o DivcoWest Real Estate Services, Inc. P.O. Box 7399 San Francisco, CA 94120-7399

Instructions for payment by wire, electronic and ACH: Pursuant to separate instructions from Landlord

1.2	"Landlord" and Notice Address:	DWF IV 1300 S El Camino, LLC, c/o DivcoWest Real Estate Services, Inc. 1065 E. Hillsdale Blvd., Suite 104 Foster City, CA 94404 Attn.: Property Manager

		With a copy to:	DivcoWest Real Estate Services, Inc. 575 Market Street, 35th floor San Francisco, CA 94105 Attention: Asset Manager

1.3	"Tenant" and Notice Address	Kronos Bio, Inc. Prior to Commencement Date: Kronos Bio, Inc. 689 Fifth Avenue, 12th Floor New York, NY 10022 Attention: Corporate Secretary

From and after Commencement Date: At the Premises Attention: Traci Carrithers

1.4	"Leased Premises:"	Approximately 4,661 square feet of Rentable Area (hereinafter defined) in Suite 300 of the Building.

1.5	"Building:"	That building located at 1300 South El Camino Real, San Mateo, California 94402, containing approximately 90,869 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	Complex:
The "Complex" means (i) the Building and the Common Areas (hereinafter defined), (ii) the land upon which the Building and the Common Areas are located 1300 South El Camino Real, California 94402, and (iii) at Landlord's discretion, any additional real property, areas, land, building or other improvements added thereto outside of the Complex.

1.7	Estimated Commencement Date:	August 1, 2018 ("Estimated Commencement Date")

1.8	"Term:"	Thirty-seven (37) months following the Commencement Date, plus any partial month for the month in which the Commencement Date occurs if the Commencement Date occurs on other than the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter; provided, however, that the inclusion of any partial month in the first full calendar month shall not entitle Tenant to any additional free rent. Any free rent shall be applied on a daily basis (based on a 30 day month) so that Tenant does not receive additional free rent if the first month includes a full calendar month plus any partial month.

1.9	"Minimum Monthly Rent:"	The Minimum Monthly Rent shall be as follows:

		Months	Minimum Monthly Rent
		1 – 12	$25,402.45 subject to abatement for the Rent Abatement Period as provided below
		13 – 24	$26,164.52
		25 – 36	$26,949.46
		37	$27,757.94

		The foregoing schedule starts as of the Commencement Date of the Term of the Lease.

Landlord hereby agrees to abate Tenant's obligation to pay Minimum Monthly Rent for the first month of the Term (the "Rent Abatement Period"). Tenant acknowledges that any default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Term be in default after having been given notice and opportunity to cure, then the total unamortized sum of such abated Minimum Monthly Rent for the Rent Abatement Period (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this subparagraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

1.10	Base Year for "Base Year Costs:"	For Base Operating Costs: 2018 calendar year For Base Taxes: 2018 calendar year.

1.11	"Security Deposit:"	$27,757.94.

1.12	"Permitted Use:"	The Leased Premises shall be used solely for general office and administrative purposes, but for no other use.

1.13	Proportionate Share:	Tenant's initial Proportionate Share is 5.13% based on the ratio that the Rentable Area of the Leased Premises bears to the Rentable Area of the Building.

1.14	"Broker(s):"	Jones Lang LaSalle Brokerage, Inc., represents Landlord, and Intero Real Estate Services, Inc. represents Tenant.

1.16	Guarantor	Not Applicable.

1.17	Parking Allocation:	Fifteen (15) parking passes based on the ratio of 3.3 parking spaces for each 1,000 rentable square feet of Rentable Area in the Leased Premises.

1.18	Contents:	Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

		Exhibits:	A - Floor Plan of the Leased Premises B - Work Letter for Tenant Improvements C - Acknowledgment of Commencement Date D - Rules & Regulations
ARTICLE 2 ADDITIONAL DEFINITIONS
The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.
"Base Operating Costs" means the Operating Costs for the calendar year set forth in Section 1.10 hereof as such Operating Costs shall be increased to be what the Operating Costs would have been if the Building were one hundred percent (100%) leased and occupied during such calendar year.
"Base Taxes" means the Taxes for the calendar year set forth in Section 1.10 hereof.
"Commencement Date" shall mean the earlier of (a) the date by which the Tenant Improvements to be constructed by Landlord pursuant to Exhibit B, if any, have been "Substantially Completed," subject to "Tenant Delays" and "Force Majeure Delays" (as such terms are defined in Exhibit B), and (b) the date Tenant takes possession of the Leased Premises. However, if there is any delay in Substantially Completing the Tenant Improvements due to any Tenant Delay, then such delay shall thereupon effect a postponement of the date by which Landlord is obligated to substantially complete the Tenant Improvements; however, the Commencement Date shall be deemed the date the Tenant Improvements would have been Substantially Completed but for the Tenant Delays. Thus, the date for commencement of the free rent, Rent and all additional rent shall not be delayed by Tenant Delay.
"Common Areas" shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the parcel of land containing the Complex of which the Leased Premises form a part, together with the parking and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. The Common Areas consist of the Complex Common Areas and the Building Common Areas. The "Complex Common Areas" as used in this Lease shall mean the portion of the Complex designated as such by Landlord. The "Building Common Areas" as use in this Lease shall mean the portions of the Common Areas located within the Building designated as such by Landlord. As of the date of this Lease, Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the driveways, and landscaped areas in the Complex. Landlord reserves the right to temporarily close, make alterations or additions to, or change the location of elements of the Complex and the Common Areas from time to time. The Common Areas may in Landlord's sole discretion include the Common

Facilities (as hereinafter defined). The "Common Facilities" may include conference and training rooms designated by Landlord from time to time and Landlord reserves the right in its sole and absolute discretion to remove the Common Facilities at any time and use the space as additional space available for rent by a third party.
"Insurance Costs" shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Leased Premises, Building and the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord elects to obtain for the Leased Premises, Building or the Complex, including, without limitation, coverage for environmental liability and losses.
"Lease Year" means any fiscal year (as determined by Landlord), or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.
"Operating Costs" means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Complex in accordance with Landlord's standard operating and accounting procedures. Since the Complex consists of more than one building, certain Operating Costs may pertain to a particular building(s) and other Operating Costs to the Complex as a whole (such as Operating Costs for the Common Areas of the Complex). Operating Costs shall include, but not be limited to, the aggregate of the amount paid for the following costs at the Complex:
(1)all fuel used in heating and air conditioning;
(2)the amount paid or payable for all electricity furnished, arranged or obtained by Landlord (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the other building in the Complex for which the tenants of such other building are responsible for such electrical costs);
(3)the cost of periodic relamping and reballasting of lighting fixtures;
(4)the amount paid or payable for all hot and cold water (other than that chargeable to Tenants by reason of their extraordinary consumption of water and that furnished to other buildings in the Complex for which the tenants of such other building are responsible for such water costs) and sewer costs;
(5)the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers' compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, network communication and programing personnel and other employees, contractors and subcontractors of Landlord (including wages of the building managers) involved in the management, operation, maintenance and repair of the Complex;
(6)the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex;
(7)the amount paid or payable for all supplies occasioned by everyday wear and tear;
(8)the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Complex;
(9)the cost of accounting services necessary to compute the rents and charges payable by tenants and keep the books of the Complex;
(10)Fees for property management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), not to exceed the monthly rate of 5% of the gross revenues from the Complex, plus charges for office rent for property management, supplies, equipment, salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its property manager or agents engaged in the management, operation, repair, or maintenance of the Complex(to the extent each of the foregoing individuals are not paid in excess of the costs of services that typically are performed by a building manager, property manager, regional property manager or asset manager regardless of the actual title of the person performing such service);
(11)fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;
(12)the cost of operating, repairing and maintaining the elevators;
(13)the cost of porters, guards, alarm (including any central station signaling systems) and other protection services;
(14)the cost of establishing and maintaining the directory board except to the extent paid by Tenant or other tenants of the Complex pursuant to Section 23.2;
(15)payments for general maintenance and repairs to the plant and equipment supplying climate control at the Complex;
(16)the cost of supplying the type of services referred to in Article 11 hereof to the extent such services are not paid by individual tenants;
(17)amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising a part of the Complex (including any equipment leasing costs associated therewith if applicable) which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Landlord in accordance with sound accounting principles;
(18)community association dues, assessments and charges and property owners' association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building and the cost of any licenses, permits and inspection fees;
(19)all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Complex;
(20)the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters of the Complex;
(21)the repair and replacement of any equipment or facilities serving or located within the Complex;
(22)the cost of any capital repairs, improvements and replacements made by the Landlord to the Complex, whether or not categorized in any of the items listed above (collectively, "Capital Costs") which are (a) required to be made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental authority having jurisdiction over the Building or Common Areas ("laws"), or are first required to be made after the Commencement Date under any existing laws (noncompliance with any laws in effect as of the Commencement date of this Lease which is permitted under applicable law because such improvements were in compliance with applicable laws as of the date they were constructed shall be considered to be in compliance with applicable law under this Paragraph), (b) incurred for the purpose of reducing other operating expenses or utility costs, or ( c) performed to install new or replace capital improvements or building service equipment when required because of normal wear and tear. The Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law; and
(24)Insurance Costs.
Operating Costs shall not include legal, accounting or other professional expenses incurred expressly for negotiating, preparing or enforcing a lease with a particular tenant, or as a result of a default of a specific tenant. Operating Costs shall further exclude the following:
(a)interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Complex;
(b)such of the Operating Costs as are recovered from insurance proceeds or which were required by this Lease to be covered by insurance or which were paid for directly by Tenant or any third party;
(c)Costs arising from Landlord's charitable or political contributions;
(d)Brokers' or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases;
(e)costs associated with bad debt losses;
(f)expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants at the Complex;
(g)depreciation and amortization on any mortgage;
(h)any ground lease or underlying lease payments;
(i)marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Complex;
(j)costs for acquisition of sculpture, paintings or other objects of art, except to the extent to replace, when necessary, any sculpture, paintings or other objects of art existing at the Complex as of the date of this Lease so long as such item replaced is of like kind and quality;
(k)any costs, fines or penalties incurred due to violations by Landlord of any legal requirement which may have been in effect as of the Commencement Date of this Lease;
(l)expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants in the Building;
(m)expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant;
(n)the cost of any repairs, improvements, or replacements made to remedy any structural defect in the original structural design or construction of the Building or other buildings in the Complex; and
(l)capital expenditures which are not included in the definition of Capital Costs set forth above.
"Proportionate Share" or "Pro Rata Percent" shall be that fraction ( converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building. Tenant's Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Said Proportionate Share may be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant's Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant's proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord's consent, incurs such expenses directly, Tenant's proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.
"Real Estate Taxes" or "Taxes" shall mean and include, to the extent the same are applicable during the Term, all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof to the extent Landlord is reimbursed therefor by any tenant in the Building. Real Estate Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section but only to the extent of the savings. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Leased Premises, Building, parcel or in the Complex or on the act of entering into this Lease or, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Leased Premises, Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Leased Premises, Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Leased Premises, Building, Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder. Taxes shall also include any governmental or private assessments or the Complex's contribution towards a governmental or private cost-sharing agreement, such as by way of example only, a business improvement district, for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.
Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of any state or federal income taxes assessed against Landlord, or any estate, succession or inheritance taxes of Landlord, or corporation franchise taxes imposed upon the corporate owner of the fee of the Building.
"Rent" "rent" or "rental" means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

"Rentable Area" as used in the Lease shall be determined as follows:
(a)Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.
(b)Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Leased Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in Paragraph (c) below.
(c)Building Load. In any event, Rentable Area set forth above is deemed to include Tenant's Proportionate Share of the lobbies of the Building and Tenant's Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.
(d)Deemed Square Footage. The Rentable Area of the Leased Premises is deemed to be the square footage set forth in Section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in Section 1.5 hereof.
"Structural" as herein used shall mean any portion of the Leased Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, Building or Common Areas of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.
"Tenant Improvements" shall mean the Tenant Improvements, as defined in Exhibit B attached hereto, to be constructed by Landlord pursuant to Exhibit B attached hereto.
ARTICLE 3 PREMISES AND COMMON AREAS
3.1Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage, subject to change by Landlord in connection with changes in the Rentable Area of the floor on which the Leased Premises are located.
3.2Reservation. So long as the same does not materially and unreasonably interfere with Tenant's business operations in the Leased Premises, Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. So long as Tenant's access and use of the Leased Premises are not materially and unreasonably affected, Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant.
3.3Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the

Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (hereinafter the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto. Landlord represents that as of the date of this Lease the use of the Leased Premises for the Permitted Use will not violate the restrictions.
3.4Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex and subject to the requirements and limitations on the use of parking areas. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.
If Landlord establishes Common Facilities (hereinafter defined), then Tenant may use, in common with Landlord's employees, contractors, agents, invitees, and other tenants, those portions of the Building that are designated by Landlord from time to time as be available for common use (the "Common Facilities"). The Common Facilities include certain conference and training rooms designated by Landlord from time to time. Notwithstanding the foregoing, Tenant's use of any Common Facilities shall be subject to such rules regarding scheduling and priority as may be promulgated by Landlord from time to time. Tenant shall cause its employees, invitees, guests and contractors to use the Common Facilities (i) in a clean, safe and sanitary manner, (ii) in such a way as to minimize interference with any other party's use of any Common Facilities or its occupancy in the Building, and (iii) comply with such rules and regulations now or hereafter in existence or established by Landlord from time to time for the common and shared use of the Common Facilities. The cost of the Common Facilities shall be included in Operating Expenses except for expenses directly incurred by Tenant in connection with its use, which shall be paid by Tenant. Landlord reserves the right in its sole and absolute discretion to close, reduce or expand the Common Facilities at any time and from time to time.
(a)Common Areas Changes. So long as the same does not materially and unreasonably restrict Tenant's access to or use of the Leased Premises, Landlord shall have the right, in Landlord's sole discretion, from time to time:
(1)To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;
(2)To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(3)To designate other land outside the boundaries of the Building to be a part of the Common Areas;
(4)To add additional improvements to the Common Areas;
(5)To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;
(6)To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b)Common Area Maintenance. Landlord shall, in Landlord's sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, and so long as the same does not materially and unreasonably interfere with Tenant's access to the Leased Premises close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease.
(c)Parking. During the Term, Tenant shall be entitled to the number of monthly parking passes specified in Section 1.17 of this Lease. The parking passes shall permit the non-exclusive right on an unassigned and unreserved basis to use one parking space in the parking facility at the Complex for each such parking pass. At no time, may Tenant or any of Tenant's Parties use more than the number of Parking Spaces specified above. This right to park in the parking facility shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, small pick-up trucks and SUVs.
(1)Location of Parking. Tenant's parking passes shall give Tenant the right to park in spaces in the parking facility located at the Complex. Landlord shall have the right to designate from time to time which areas of such parking facility foregoing parking spaces will be located; however such designation shall not be construed as providing Tenant with any reserved or marked parking. Landlord specifically reserves the right to change the location, size, configuration, design, layout, and all other aspects of the parking facility, including implementing and discontinuing any escort or valet system. So long as Tenant is entitled to the number of spaces listed in Section 1.17 of this Lease, Landlord may close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease.
(2)Parking Rules and Regulations. Tenant's continued right to use the parking passes and parking facility is conditioned on Tenant's abiding by all reasonable rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant's employees and visitors also comply with such rules and regulations.
(4)Nontransferable Passes. The parking passes rented by Tenant are provided to Tenant solely for use by Tenant's personnel (not including Tenant's invitees and guests). These passes may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord's prior approval.
(4)General. Landlord reserves the right in its sole and absolution discretion to have the parking facility operated by a third party. If requested of Landlord or its parking operator, Tenant agrees that it shall enter into a parking agreement for issuance of the parking passes. If Tenant does not enter into the parking agreement with the tenant or operator of the parking facility or if Tenant elects on not less than thirty (30) days prior written notice to Landlord and the or operator of the parking facility to discontinue using all or any specified number of parking spaces Tenant previously elected to use, then Tenant shall not have any right to use the parking spaces for which it did not enter into a parking agreement or for which it rejected or subsequently discontinued, which spaces may be available to Landlord, and any parking rights for Tenant hereunder as to such rejected and subsequently discontinued spaces shall be null and void. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property at the Complex or for any injury to any person. Tenant shall comply with all rules and regulations of the tenant or operator of the parking facility where the parking spaces are located. A failure by Tenant or any of its employees to comply with the foregoing provisions shall subject Tenant to the loss of use of such parking spaces, in which case the Lease shall continue without any abatement in rent or charge to Landlord. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the

Complex, and (iii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.
(5)Identification. Tenant shall furnish Landlord within fifteen (15) days after Landlord's request with a list of its employees' vehicle license numbers that will be using the parking passes issued to Tenant. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to their vehicles.
(6)Condition. Tenant's rights to any parking passes under this section are expressly conditioned upon Tenant being in occupancy of the Leased Premises. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of its employees may seriously interfere with Landlord's operation of the Complex and with the rights or occupancy by other tenants of the Complex. Accordingly, Landlord may suffer damages that are not readily ascertainable. Landlord may immobilize and/or tow from the Complex any vehicle of Tenant or its employees parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant within thirty (30) days after request by Landlord.
3.5Substituted Premises. If the Leased Premises contain less than 8,000 square feet of Rentable Area, then after sixty (60) days' prior written notice to Tenant at any time during the Term, Landlord may require Tenant to move from the Leased Premises to other space of comparable size in the Complex, which for purposes hereof shall mean space that contains up to twenty-five percent (25%) more or up to ten percent (10%) less Rentable Area than the Rentable Area in the Leased Premises (the "Substituted Premises"). Landlord may not relocate Tenant more than one time during the Term. If Tenant is relocated to the Substituted Premises under this section, Landlord agrees to pay all reasonable expenses of Tenant incidental to Tenant's relocation to the Substituted Premises (including, without limitation moving costs, installation of telephone, cabling, wiring and electronic services, and stationery, but excluding, without limitation, any loss of business or profits) and that Landlord shall improve the Substituted Premises for Tenant's use and occupancy to a superior quality as the Leased Premises occupied by Tenant prior to such relocation exclusive of Tenant's trade fixtures, furniture and other personal property. Landlord and Tenant shall enter into an amendment of this Lease to reflect the changes required for the Substituted Premises, including, without limitation, a change in Tenant's Proportionate Share and the amount the Minimum Monthly Rent to reflect the change in the size of the Substituted Premises effective as of the date of relocation; provided, however, that Landlord's right to relocate Tenant to the Substituted Premises or Tenant's obligation to move to the Substituted Premises is not conditioned upon the parties signing such amendment. There shall be no abatement of any rent payable hereunder on account of Tenant's relocation or any inconvenience or business loss caused to Tenant thereby.
ARTICLE 4 TERM AND POSSESSION
4.1Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).
4.2Acknowledgment of Commencement. Within five (5) days after delivery of the Leased Premises to Tenant, Tenant shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit C, and by this reference it shall be incorporated herein. The failure or delay by Landlord to request such acknowledgement or the failure or delay by Tenant to execute and provide such acknowledgment shall not delay the Commencement Date.
4.3Pre-Term Possession. In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Leased Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of Minimum Monthly Rent, including, without limitation, Tenant's compliance with the insurance and indemnity requirements of this Lease. Said early possession shall not advance the termination date of this Lease. In the event that Landlord so permits such early access to the leased Premises, Tenant agrees that it shall not in any way interfere with the progress of

Landlord's work (if any) by such entry. Should such entry prove an impediment to the progress of Landlord's work, in Landlord's judgment, Landlord may demand that Tenant forthwith vacate the Leased Premises until such time as Landlord's work is complete, and Tenant shall immediately comply with this demand. Tenant shall comply with all terms and conditions of this Lease during the course of any pre-term possession, except for the payment of Minimum Monthly Rent.
4.4Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant with the Tenant Improvements Substantially Completed by the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Commencement Date and the Commencement Date, except if the delay is due to a Tenant Delay.
4.5Acceptance of Work. Within thirty (30) days following the date Tenant takes possession of the Leased Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord; provided, however, that Tenant's obligation to pay Rent and other sums under this Lease shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Leased Premises it will conclusively be deemed to have inspected the Leased Premises and found the Leased Premises in satisfactory condition, with all work required of Landlord completed. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Leased Premises, Building or Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Leased Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease.
4.6Failure to Take Possession. Tenant's inability or failure to take possession of the Leased Premises when delivery is tendered by Landlord shall not delay the Commencement Date of the Lease or Tenant's obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Leased Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Premises. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord's damages should Tenant breach the terms of this Lease.
4.7Disability Access Disclosure Under Section 1938 of the California Civil Code. In accordance with Section 1938 of the California Civil Code, Landlord has informed Tenant that the Leased Premises have not undergone an inspection by a Certified Access Specialist to determine if the Leased Premises meet all applicable construction related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord makes the following statement in compliance with the requirements of Section 193 8(e) of the California Civil Code.
A Certified Access Specialist ("CASp") can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the subject premises."
If Tenant desires to obtain such CASp inspection, the CASp party, the scope of the inspection and date such inspection shall be performed shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld. Landlord shall have the right to have a representative present during such inspection. The cost of such inspection shall be paid by Tenant without reimbursement or other payment from Landlord. Any work required to be completed as described in the CASp report shall be performed and paid for by Tenant. Landlord reserves the right to contest the findings in any CASp inspection report obtained by Tenant by having another CASp inspect the Leased Premises. Any CASp inspection report obtained by or provided to Tenant shall be confidential and Tenant shall not disclosure such report or the findings in such report to any other party without the prior written consent of Landlord in its sole discretion, except to the extent disclosure is required to parties on a need to know basis only for Tenant to complete repairs and corrections of violations of construction-related accessibility standard that Tenant agrees to make.
ARTICLE 5 MINIMUM MONTHLY RENT
5.1Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as "Minimum Monthly Rent" for the Leased Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.
5.2Advance Rent. The first full month's rent shall be paid by Tenant to Landlord upon the execution of this Lease as advance rent, provided, however, that such amount shall be held by Landlord as an additional "Security Deposit" pursuant to this Lease until it is applied by Landlord to the first Minimum Monthly Rent due hereunder.
5.3Late Payment. If during any twelve (12) month period, Tenant fails to pay Rent within five (5) days after receipt of notice that payment is past due on more than three occasions, then Landlord may, by giving written notice to Tenant, require that Tenant pay the Minimum Monthly Rent and other Rent to Landlord quarterly in advance.
5.4Electronic Payment. Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the "Electronic Payment Notice"), to require Tenant to make subsequent payments of Minimum Monthly Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the "Electronic Payment"). The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant's bank or financial institution. Landlord shall have the right, after at least ten (10) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.
5.5Use of Lock Box. If Landlord shall direct Tenant to pay rent at a "lockbox" or other depository whereby checks issued in payment of rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then (i) Landlord shall not be deemed to have accepted such payment until twenty (20) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said twenty (20) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing in the preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent or subject Tenant to any late charge if Tenant shall timely pay the rent in the manner designated by Landlord to the lock box.
ARTICLE 6 ADDITIONAL RENT
6.1Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within ten (10) days after demand from Landlord.

6.2Operating Costs, Taxes and Insurance.
(a)Base Year Increases. If the Operating Costs and/or Taxes for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs and Taxes; or (ii) as if the Complex were at least one hundred percent ( 100%) occupied and operational for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs and Base Taxes as set forth in section 1.10 (with Base Operating Costs and Base Taxes being calculated separately), Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs and/or Taxes, as the case may be, as additional Rent as hereinafter provided.
(b)Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).
6.3Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:
(a)Estimated Monthly. During the Term, Tenant shall pay to Landlord monthly in advance on the first day of each month, in addition to payment of Minimum Monthly Rent, one-twelfth (1/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the estimated Operating Costs and/or Taxes for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant's Proportionate Share of the such revised expenses for such year.
(b)Annual Reconciliation. Annually, as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6.
(c)Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within sixty (60) days of the last day of the Term, less any amount necessary to cure any existing default or breach by Tenant under this Lease.
(d)Inspection. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Operating Costs and Taxes once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord as hereinafter provided. Tenant's right to inspect such books and records is conditioned upon Tenant first paying Landlord the full amount billed by Landlord. Within six (6) months after receipt of Landlord's annual reconciliation of Operating Costs and Taxes, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Costs and Taxes for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within thirty (30) days after commencement of such inspection. If Tenant's inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord's receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the "CPA Firm"), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual aggregate amount of Operating Costs and Taxes payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Firm shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Costs owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated the aggregate amount Operating Costs and Taxes by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.
Tenant acknowledges and agrees that any information revealed in the above described inspection may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant's auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the inspection to any person or entity without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.
ARTICLE 7 ACCORD AND SATISFACTION
7.1Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.
ARTICLE 8 SECURITY DEPOSIT
8.1Payment on Lease Execution. Tenant shall pay Landlord upon execution hereof the sum specified in the Salient Lease Terms as a Security Deposit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord's option the last assignee, if any, of Tenant's interest hereunder), said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord's separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant's obligation to restore or clean the Leased Premises following vacation thereof, Tenant, at Landlord's election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant. Tenant hereby waives the provisions of Section 1950. 7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

8.2Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within ten (10) days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant's failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.
ARTICLE 9 USE
9.1Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting Tenant's use of the Leased Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Leased Premises in any manner that will unreasonably disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall not allow the Leased Premises to be used for any unlawful purpose.
9.2Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant's sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.
9.3Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party's expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.
9.4Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.
9.5Access. Tenant shall have access to the Leased Premises twenty-four hours a day, seven days a week, subject to any reasonable security requirements and regulations that may be in effect at the time. Tenant acknowledges and agrees that it shall use the card-key system currently in place for entry into the Building and into the Leased Premises.
ARTICLE 10 COMPLIANCE WITH LAWS AND REGULATIONS
10.1Compliance Obligations. Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the "Environmental Laws" (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant's obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant's particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.
10.2Condition of Leased Premises. Subject to Landlord's work, if any, as referred to in Exhibit B to this Lease, Tenant hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter.
10.3Hazardous Materials.
(a)Hazardous Materials. As used herein, the term "Hazardous Materials" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to the California Health and Safety Code; or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.
(b)Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term "Environmental Laws" shall be deemed to include, without limitation, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.
(c)Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises (individually and collectively, "Hazardous Use") except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant's business in the Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of its directors, officers, employees, shareholders, partners, agents, contractors or occupants (collectively, "Tenant's Parties"), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.
(d)Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

(e)Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and/or liabilities incurred pursuant to Section 10 .3 hereof.
(f)Condition of Leased Premises. Landlord represents to its actual knowledge as of the date of this Lease that the Leased Premises do not contain any Hazardous Material in violation of any applicable Environmental Laws.
10.4Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord's officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all "Losses" (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant's Parties; or (c) any Hazardous Use on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.
ARTICLE 11 SERVICE AND EQUIPMENT
11.1Climate Control. Landlord shall provide climate control to the Leased Premises from 7 :00 a.m. to 6:00 p.m. (the "Climate Control Hours") on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord's reasonable control except as expressly provided herein. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant's request shall be at Tenant's sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. Upon request, Landlord shall advise Tenant of the then current rate schedule. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord's equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Landlord at Tenant's expense. Tenant acknowledges that up to one (1) year may be required after Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within ten (10) days of receipt of an invoice from Landlord, which invoice may precede Landlord's expenditure for the benefit of Tenant.

11.2Elevator Service. Landlord shall provide elevator service, provided that Tenant, its employees, and all other persons using such services shall do so at their own risk.
11.3Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.
11.4Refuse Disposal. Tenant shall pay Landlord, within thirty (30) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.
11.5Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Leased Premises five days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.
11.6Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as "Special Cleaning Service") Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within thirty (30) days of being billed therefor, Landlord's charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to section 11.5 above:
(a)The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;
(b)The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;
(c)The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;
(d)The cleaning and maintenance in areas of special security; and
(e)The provision of consumable supplies for private toilet rooms.
11.7Electrical. During the Term of this Lease, there shall be available to the Leased Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its sole and absolute discretion; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole and absolute discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Leased Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Leased Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant's use of electric current shall never exceed Tenant's share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord's sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord's sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Leased Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord's approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant's use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.
11.8Water. During the Term of this Lease, if water is made available to the Leased Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant's sole cost and expense, Landlord may also install a water meter and thereby measure Tenant's water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when a bill is rendered.
11.9Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant's use and possession of the Leased Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant's obligations under this Lease, provided, however, if electrical service to the Lease Premise is interrupted as a result of the negligence or willful misconduct of Landlord, rendering the Leased Premises untenantable for more than three (3) consecutive business days and Tenant does not occupy and conduct its business in the Premises as a result, then as Tenant's sole and exclusive remedy all Base Rent and additional Rent for Operating Expenses shall abate until such electrical service is restored.
11.10Conservation. Landlord may reduce the utilities supplied to the Premises and the Common Areas as required by any mandatory water, energy or other conservation statute, regulation, order or allocation or other program.
11.11Excess Usage. In addition to Tenant's Proportionate Share of Operating Costs, Tenant shall pay for (the "Excess Utility Costs") all utility costs (including, without limitation, electricity, water and/or natural gas) attributable to any HVAC or other cooling system located in the Leased Premises or that provides service to Tenant's server room, data center or other areas with special equipment or for special use, and (ii) all such utility costs consumed outside of the normal office hours of7:00 a.m. to 6:00 p.m. Monday through Friday excluding holidays. Tenant shall pay for such Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord. Such billing shall be determined in good faith by Landlord based on separate meters, submeters or other measuring devices (such as an eamon demon device) to measure consumption of such utilities at the Leased Premises or otherwise based on a commercially reasonable allocation given Tenant's use of the Leased Premises. Tenant shall pay, as additional rent, for the Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord, and if requested by Landlord, Tenant shall pay for Excess Utility Costs, as additional rent, on an estimated basis in advance on the first day of each month, subject to an annual reconciliation of such Excess Utility Costs.

11.12Energy Use Disclosures. Tenant agrees to cooperate with Landlord and provide information, including copies of Tenant's utility bills, required by Landlord regarding Tenant's energy consumption at the Premises for purpose of establishing an account with the Energy Star Portfolio Manager website maintained by the EPA and Department of Energy.
ARTICLE 12 ALTERATIONS
12.1Consent of Landlord; Ownership. Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building's telecommunication design (individually, an "alteration" and collectively, "alterations") to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Tenant restores the Leased Premises as indicated below. Notwithstanding the foregoing Landlord's consent shall not be required for any alteration to the interior of the Premises that complies with the following requirements: (a) is cosmetic in nature such as painting, (b) does not affect the roof or any area outside of the Premises or require work inside the walls or above the ceiling of the Premises; (c) does not affect the structural parts of the Building or electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; and (d) costs less than $10,000.00 in the aggregate for all of such Alterations during a calendar year (herein referred to as "Minor Alteration").
12.2Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:
(a)All alterations shall be at the sole cost and expense of Tenant;
(b)Prior to commencement of any work of alteration requiring Landlord's consent, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;
(c)Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days' prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;
(d)No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;
(e)All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;
(f)For alterations which require Landlord's consent, Tenant must obtain the prior written approval from Landlord for Tenant's contractors before the commencement of any work. Tenant's contractor for any work shall maintain commercial general liability and workers' compensation insurance in amounts required under this Lease;
(g)The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex; and

(i)Except for a Minor Alteration, Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord's engineers and other consultants for review of all plans, specifications and working drawings for the alteration, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any alteration, a construction administrative fee equal to five percent ( 5%) of the total cost of the alteration and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the alteration to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.
12.3Liens. Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic's or other lien is filed against the Leased Premises, Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord, after five (5) days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys' fees, for any such expense, as additional rent, with the next due rental.
12.4Restoration. Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Leased Premises, or any part thereof, restored to its condition prior to the making of any alterations, installations and improvements (whether or not permitted hereunder), and if Landlord shall so desire, then Tenant shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.
Notwithstanding the foregoing, Tenant shall be required to remove all telephone, data and network communication wires, cables and lines (collectively, "Wires") in the Leased Premises or anywhere in the Building, including the conduits and risers of the Building, by the expiration or sooner termination of the Term of this Lease, unless such work is not required under applicable Law and provided that Tenant complies with all applicable Laws with respect to leaving the Wires in place, including, without limitation, identifying and labeling all Wires for future use, and in any event providing Landlord with a written description of the Wires accompanied by a plan showing the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same or to discard the same.
ARTICLE13 PROPERTY INSURANCE
13.1Use of Leased Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of Causes of Loss – Special Form fire insurance policies. Landlord represents that use of the Premises for the Permitted Use will not be in violation of the foregoing.
13.2Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within thirty (30) days after receipt by Tenant of Landlord's billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Leased Premises, Building or Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents.

13.3Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Leased Premises a policy or policies providing protection against any peril included within the classification Causes of Loss- Special Form to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such liability policy shall have a deductible in a greater amount than 15,000.00. Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.
ARTICLE 14 INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION
14.1Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.
14.2Waiver of Subrogation. Notwithstanding any provision of this Lease to the contrary, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss that is covered under any policy of property damage insurance that such party actually maintains or would be covered under any policy that such party is required to maintain pursuant to this Lease notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents, officers or employees and/or notwithstanding that such party has failed to maintain the insurance policy required to be maintained by it under this Lease. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
14.3Form of Policy. Tenant's policies of insurance required hereunder shall (a) be provided at Tenant's expense; (b) for liability insurance policies, name the Landlord Entities as additional insureds (General Liability); (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) to the extent available from Tenant's insurer, provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord, but in any event Tenant shall provide such notice such notice at least twenty (20) days prior to any such cancellation; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and prior to each renewal of said insurance.
14.4Indemnity. Tenant shall protect, indemnify and hold Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the "Landlord Entities") harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Leased Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any of Tenant's agents, contractors, employees, or licensees (collectively, the "Tenant Entities") to meet any standards imposed by any duty with respect to the injury or damage; or (b) the conduct or management of any work or thing whatsoever done by the Tenant in the Leased Premises. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
14.5Defense of Claims. In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence described in Sections 14.4(a) or (b) above, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.
14.6Waiver of Claims. Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Landlord's failure to police or provide security for the Complex.
14.7References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.
ARTICLE 15 LIABILITY AND OTHER INSURANCE
15.1Tenant's Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder.
15.2Workers' Compensation Insurance. Tenant shall carry Workers' Compensation insurance as required by law, including an employers' liability endorsement.
15.3Other Insurance. Tenant shall keep in force throughout the Term: (a) to the extent automobiles are used in connection with the operation of the Leased Premises, Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; and (c) Business Interruption Insurance for 100% of the 6 months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000. In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Leased Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
ARTICLE 16 INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS
16.1General Requirements. All insurance policies required to be carried by Tenant (except Tenant's business personal property insurance) hereunder shall conform to the following requirements:
(a)The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the term as follows: Policyholders' rating of A; financial rating of not less than VII;

(b)The insurer shall be qualified to do business in the state in which the Leased Premises are located; and
(d)Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;
16.2Tenant's Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease and such failure continues for a period of five (5) days after Landlord's notice of the same to Tenant, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Tenant.
ARTICLE 17 FORFEITURE OF PROPERTY
17.1Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Landlord, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Leased Premises to a prospective Tenant.
ARTICLE 18 MAINTENANCE AND REPAIRS
18.1Landlord's Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building and Common Areas of the Complex which do not comprise a part of the Leased Premises and are not leased to others, janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs.
18.2Negligence of Tenant. Subject to the provisions regarding the waiver of subrogation set forth in Section 14.2 above, if the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence or intentional act of Tenant, its agents, officers, partners, employees or servants, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand.
18.3Tenant's Obligations. Tenant shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4Cleaning. Tenant agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Landlord's cleaning services referred to herein.
18.5Waiver. Tenant waives all rights it may have under law to make repairs at Landlord's expense.
18.6Acceptance. Except as to the construction obligations of Landlord, if any, stated in Exhibit B to this Lease, Tenant shall accept the Leased Premises in "as is" condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in section 4.5, Tenant acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.
ARTICLE 19 DESTRUCTION
19.1Rights of Termination. In the event the Leased Premises suffers (a) an "uninsured property loss" (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred twenty (120) day period. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred eighty (180) of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days following notice from Landlord that the time for restoration will exceed such time period. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant. For purposes of this Lease, the term "uninsured property loss" shall mean any loss arising from a peril not covered by the standard form of "All Risk" property insurance policy.
19.2Repairs. In the event of a property loss which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19 .1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Leased Premises by, or belonging to, Tenant. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Leased Premises bears to the total square footage of the Leased Premises. So long as Tenant conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord's obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
19.3Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises.

19.4Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.
19.5Landlord's Election. In the event that the Complex or Building is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.
19.6Damage Near End of Term. If at any time during the last twelve (12) months of the term of this Lease there is, in Landlord's sole opinion, substantial damage to the Leased Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over $50,000.00 to repair.
ARTICLE 20 CONDEMNATION
20.1Definitions.
(a)"Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.
(b)"Date of taking" means the date the condemnor has the right to possession of the property being condemned.
(c)"Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.
(d)"Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.
20.2Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.
20.3Partial Taking; Common Areas.
(a)If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken.
(b)If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.
(c)If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.
20.4Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that

Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.
20.5Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.
20.6Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord's award in respect of the real property: Tenant's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until Landlord has received the above sum in full.
ARTICLE 21 ASSIGNMENT AND SUBLETTING
21.1Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Tenant for Tenant's personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Leased Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others except to the extent permitted herein.
21.2"Transfer of the Leased Premises" Defined. Except for transfer described in section 21.5 hereof, the terms "Transfer of the Leased Premises" or "Transfer" as used herein shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:
(a)An assignment of all or any part this Lease or subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.
(b)If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 21.1 (c) below:
(1)A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time or
(2)The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant's assets, whether in a single transaction or series of transactions over a period of time; or
(3)The dissolution of the partnership or limited liability company without its immediate reconstitution.
(c)If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):
(1)The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;

(2)The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant's assets, whether in a single transaction or series of transactions over a period of time; or
(3)The dissolution, merger, consolidation, or other reorganization of Tenant.
21.3No Transfer Without Consent. Except for a Transfer described in section 21.5 hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Leased Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.
21.4When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:
(a)The financial strength of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease;
(b)A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;
(c)A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;
(d)A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;
(e)The existence of any uncured default by Tenant under any provision of this Lease after notice of such default;
(f)A proposed transferee who is, or whose business is, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject;
(g)Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building or in the Complex at such time;
(h)the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Complex;
(i)Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(j)the rent proposed to be charged by Tenant to the proposed transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other building in the Complex for a comparable term, calculated using a present value system;
(k)the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Leased Premises of a type, nature or quantity not then acceptable to Landlord; or
(l)the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress.
21.5Affiliated Transfer. Notwithstanding the foregoing, Landlord's consent is not required for any Transfer to an Affiliate, as defined below, as long as the following conditions are met:
(a)At least ten (10) business days before the Transfer (or, if confidentiality prohibits advance notice, within five (5) business days after the Transfer), Landlord receives written notice of the Transfer and documentation effecting the Transfer;
(b)The Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease;
(c)If the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Leased Premises; and
(d)Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant or an officer of the Transferee in accordance with generally accepted accounting principles that are consistently applied ("Net Worth"), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.
For purposes hereof, the term "Affiliate" means any entity that controls, is controlled by, or is under common control with Tenant. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.
21.6Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. With respect to a Transfer requiring Landlord's consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:
(a)The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years' audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);
(b)Banking references of the proposed transferee;
(c)A resume of the business background and experience of the proposed transferee;
(d)At least five (5) business and three (3) personal references for the proposed transferee; and

(e)An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.
21.7Recapture. By written notice to Tenant (the "Termination Notice") within thirty (30) days following submission to Landlord by Tenant of the information specified in section 21.6, Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Leased Premises, or (2) terminate this Lease as to the portion of the Leased Premises to be sublet, if the sublet is to be of less than the entire Leased Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, an amendment to this Lease shall be executed in which Tenant's obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion.
21.8Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable.
21.9Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21. 7, the following conditions shall apply:
(a)Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.
(b)Tenant shall pay to Landlord on a monthly basis, fifty percent ( 50%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises. The amount so derived shall be paid with Tenant's payment of Minimum Monthly Rent.
(c)No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.
(d)If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.
(e)No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.
21.10Costs. Tenant shall reimburse Landlord as additional rent for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted, not to exceed $2,500.00 unless Tenant or its Transferee requests changes to this Lease or Landlord's form of consent, in which case such monetary limitation shall not apply. The reference to changes in this Lease or Landlord's form of consent shall not be deemed or constructed as an agreement, commitment or assurance by Landlord that any changes will be made.
21.11Restrictions on Marketing the Space. Tenant may not enter into any listing agreement for marketing the Leased Premises or any portion thereof other than through the exclusive leasing agent designated by Landlord for the Building. Tenant may not promote or advertise the availability of the Leased Premises or any part thereof unless Landlord has approved Tenant's advertising or promotional materials in writing.
ARTICLE 22 ENTRY BY LESSOR
22.1Rights of Landlord. Tenant shall permit Landlord and Landlord's agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party's agents to enter the Leased Premises at all reasonable times for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, ( d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary "for sale" signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and (f) placing on the Leased Premises any "to let" or "to lease" signs and marketing and showing the Leased Premises to prospective tenants. This Section in no way affects the maintenance obligations of the parties hereto.
ARTICLE 23 SIGNS
23.1Suite Signage. At its expense, Tenant may install a sign identifying Tenant's name next on or next to the main entrance door to the Leased Premises, which sign will be consistent with the Landlord's standard Building suite signage for such purposes and otherwise reasonably approved by Landlord. Any change to such sign shall be subject to Landlord's reasonable prior written approval and shall be at Tenant's expense.
23.2Lobby Directory. If a directory exists in the main lobby of the Building, Landlord will include Tenant's name in the directory of the lobby in the Building, and Tenant will pay for the initial cost to include Tenant's name in such directory. Any changes to Tenant's name or its listing in such directory shall be at Tenant's expense.
23.3Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant's expense.
ARTICLE 24 DEFAULT
24.1Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:
(a)Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder when due; provided, however, that not more frequently than twice each calendar year, Tenant shall not be in default for failure to pay Rent or any other sum unless Tenant fails to make such payment within five (5) business days after receipt of written notice of such failure from Landlord. The foregoing notice and cure period shall not be deemed a waiver or release of the obligation to pay late charges and interest for payments not made when due.

(b)Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, any default by Tenant to comply with the terms and conditions contained in Article 15 (Liability Insurance), Article 16 (Insurance Policy Requirements and Insurance Defaults), Article 32 (Estoppel Certificates) and/or Section 33.25 (Financial Statements and Credit Reports) shall be an immediate default without benefit of notice or opportunity to cure; or
(c)Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant , and, in the case of any such proceeding commenced against Tenant, such proceeding is not dismissed within ninety (90) days after the commencement thereof. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.
ARTICLE 25 REMEDIES UPON DEFAULT
25.1Termination and Damages. In the event of any default by Tenant which continues beyond applicable notice and cure periods under Section 24.1 above, then in addition to any other remedies available to Landlord herein or at law or in equity (subject to the measure of damages set forth herein), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(a)The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(d)Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and
(e)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.
25.2Definition. As used in subsections 25. l(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent ( 10%) per annum. As used in subsection 25 .1 (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).
25.3Personal Property. In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:
(a)to reenter the Leased Premises and remove all persons and property from the Leased Premises;

(b)to have all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property remain upon the Leased Premises during the length of any default by Tenant or a lesser period; or
(c)to require Tenant to forthwith remove such property.
Landlord shall have the sole right to take exclusive possession of such property and to use it, rent, or charge free, until all defaults are cured. If Landlord shall remove property from the Leased Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this section, including, without limitation, those for removal and storage (including, without limitation, charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord's rights described in Article 17.
25.4Recovery of Rent; Reletting.
(a)In the event of the vacation or abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25 .3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25 .1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord's right from time to time, without terminating this Lease,to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.
(b)In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
(c)No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.
(d)Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).
25.5No Waiver. Landlord shall use commercially reasonable efforts to mitigate damages caused by Tenant's default to the extent mitigation is required of Landlord under applicable law in connection with Landlord's election to terminate this Lease due to Tenant's default. Efforts by Landlord to mitigate the damages caused by Tenant's default in this Lease shall not constitute a waiver of Landlord's right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise and such failure continues for the lesser of thirty (30) days or such shorter period of time provided in this Lease, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within thirty (30) days of receiving a bill therefor from Landlord; provided, however, that no such prior notice shall be required in an emergency.
25.7Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy, subject to the limits on the measure of damages set forth herein.
ARTICLE 26 BANKRUPTCY
26.1Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement ( any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:
(a)Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession ("debtor") shall either expressly assume or reject this Lease within the earlier of one hundred twenty (120) days following the filing of a petition in bankruptcy or entry of an "Order for Relief' or such earlier period of time provided by law.
(b)Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.
(c)Adequate Assurance. For the purposes of paragraph 26 .1 (b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:
(1)written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant's costs of operation of its business in the Leased Premises is paid;
(2)written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys' fees), occasioned by such breach;
(d)Landlord's Obligation. Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.
(e)Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f)Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.
(g)Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.
ARTICLE 27 SURRENDER OF LEASE
27.1No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.
ARTICLE 28 LANDLORD'S EXCULPATION
28.1Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Complex. The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall either party be liable to the other party hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages, except that the foregoing limitation shall not apply to limit Landlord's claim against Tenant for rent for the remainder of the Term and damages permitted under Article 25 of this Lease.
ARTICLE 29 ATTORNEYS' FEES
29.1Attorneys' Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The "prevailing party" means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease which continues beyond applicable notice and cure periods, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs. Should Landlord be named as a defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees. The provisions of this section shall survive the expiration or termination of this Lease.
ARTICLE 30 NOTICES
30.1Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing. A notice shall be sufficiently given for all purposes as follows:
(a)When personally delivered to the recipient, notice is effective on delivery.
(b)When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.
(c)When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

(d)When delivered by overnight delivery by FedEx or other reputable courier service with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service.
(e)When sent by facsimile to the last facsimile number of the recipient known to the party giving notice with confirmation that the transmission was sent; however, notice given by facsimile that is sent after 5 p.m. (recipient's time) or on a nonbusiness day shall be considered to have been received on the next business day.
(f)When sent by email transmission, notice is effective, provided sender receives no "undeliverable" notification; however, notice given by email that is sent after 5 p.m. (recipient's time) or on a nonbusiness day shall be considered to have been received on the next business day.
If a representative is not generally available during normal business hours to accept delivery or receipt of a notice, then a notice of default or other notice may be sent by first class mail to the last address of the recipient known to the party giving the notice, in which case such notice is effective on the third day after deposit such notice in the mail. A notice may be sent by a party's attorney. Any correctly addressed notice that is refused, unclaimed, or undelivered because of an act or omission or the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed or considered undeliverable by postal authorities, messenger, or overnight delivery service.
ARTICLE 31 SUBORDINATION AND FINANCING PROVISIONS
31.1Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.
31.2Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender. It is understood by all parties that Tenant's failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.
31.3Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord's interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), provided that as successor landlord it shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after such successor's succession to the position of landlord and commencement of control and management of the Property, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.
31.4Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice

Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.
ARTICLE 32 ESTOPPEL CERTIFICATES
32.1Execution by Tenant. Within ten (10) business days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including without limitation, that to the extent of Tenant's knowledge and to the extent the same is accurate (and if not accurate, specifying the same) (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month's rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.
32.2Financial Statements and Credit Reports. At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.
ARTICLE 33 MISCELLANEOUS PROVISIONS
33.1Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.
33.2Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred Fifty Percent ( 150%) of the Minimum Monthly Rent for the last period prior to the date of such termination plus Tenant's Proportionate Share of Operating Costs, Real Estate Taxes and Insurance, prorated on a daily basis, and also pay all actual damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section 33.2 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Leased Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.
33.3Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.
33.4Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.
33.5Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.
33.6Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex. In the event of conflict between the rules and regulations and this Lease, the terms of this Lease shall control.
33.7Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.
33.8Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after the date such payment is due, except that this grace period shall only be applicable for the first two times each calendar year that Tenant fails to pay any monthly Minimum Rent or any additional rent when due. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.
33.9Interest. Any amount owed by Tenant to Landlord which is not paid within ten (10) days when due shall bear interest at the lesser of ten percent ( 10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.
33.10Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.
33.12Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.
33.13Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.
33.14Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.
33.15Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
33.16No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.
33.17Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.
33.18Public Transportation Information. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.
33.19Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.
33.20Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.
33.21Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Broker(s) identified in Article 1, whose commissions shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease.
33.22Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord's repair duties and Tenant's right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.
33.23Quiet Enjoyment. So long as Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of the Lease.
33.24Representation. Neither Tenant nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or of any such partner, manager, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order"); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
33.25Counterparts. This Lease may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.
[the balance of this page has been intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

TENANT:	KRONOS BIO, INC., a Delaware corporation

	By:	/s/ Norbert Bischofberger

	Name:	NORBERT BISCHOFBERGER

	Its:	PRESIDENT + CEO

LANDLORD:	DWF IV 1300 S EL CAMINO, LLC, a Delaware limited liability company

	By:	Divco West Real Estate Services, Inc., a Delaware corporation Its Agent

		By:	/s/ Michael Pelletier

		Name:	Michael Pelletier

		Its:	Authorized Signatory

EXHIBIT A - FLOOR PLAN OF LEASED PREMISES
Exhibit A is intended only to show the general layout of the Leased Premises as of the beginning of the Term of this Lease. The area depicted below with the diagonal lines is the general outline of the Leased Premises. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord's rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Leased Premises.

EXHIBIT B - WORK LETTER FOR TENANT IMPROVEMENTS
This Exhibit B forms a part of that certain Office Lease (the "Lease") by and between DWF IV 1300 SEL CAMINO, LLC, a Delaware limited liability company, as Landlord, and KRONOS BIO, INC., a Delaware corporation, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern.
1.Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.
2.Additional Definitions. Each of the following terms shall have the following meaning:
"Force Majeure Delays" - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The time for performance of any obligation of Landlord to construct the Tenant Improvements under this Exhibit or the Lease shall be extended at Landlord's election by the period of any delay caused by any of the foregoing events.
"Substantial Completion," "Substantially Complete," "Substantially Completed" - The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the Tenant Improvements have been substantially completed, except "punch list" items which may be completed without materially impairing Tenant's use of the Leased Premises or a material portion thereof.
"Tenant Delay" - Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any samples, plans, schedules or information beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Leased Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work; (iv) requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; (v) interference by Tenant with the construction of the Tenant Improvements; or (vi) any delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Exhibit or otherwise provided in the Lease.
"Tenant Improvements" - The improvements to be installed by Landlord in the Leased Premises consisting of the following work:
1.Landlord shall paint one accent wall in the entry of the Leased Premises.
The type, quality and color of the carpet and paint shall be Landlord’s standard building color and materials. If different samples of Landlord’s standard building materials are offered by Landlord, then Tenant shall select color of the carpet and paint from samples or colors offered by Landlord within two (2) days after request by Landlord. If Tenant fails to make such selection within such time period, Landlord may make the selection in its sole and absolute discretion or Landlord may elect, in its sole and absolute discretion, not to make such selection and treat the failure of Tenant to make such color selection as a Tenant Delay. If Tenant wants any paint or color that is not offered by Landlord as its building standard, such request by Tenant shall be subject to Landlord's approval in its sole and absolute discretion and any additional time to order and obtain such materials shall constitute a Tenant Delay and all additional costs for such materials shall be paid by Tenant within thirty (30) days after request by Landlord.
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2.Construction of the Tenant Improvements.
2.1.Construction. Landlord shall construct the Tenant Improvements. The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant.
2.2.Tenant's Responsibility. Tenant shall be solely responsible for the suitability for Tenant's needs and business of the design and function of the Leased Premises. Tenant shall also be responsible for procuring or installing in the Leased Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Leased Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building's wiring standards in installing any telephone, computer and communication equipment and shall be subject to any and all rules of Landlord during construction.
3.Payment of Construction Costs. Landlord shall pay for the costs to construct the Tenant Improvements based on the Tenant Improvements described as of the date hereof. Any additional costs due to changes in the Tenant Improvements requested by Tenant, or the selection by Tenant of non-standard building materials or colors, or as a result of any Tenant Delay shall be paid by Tenant as provided in section 4 below.
4.Changes in Work. Tenant shall not be permitted to make any change in the Tenant Improvements without the prior written approval of Landlord, which may be exercised, and made subject to such conditions as Landlord may require, in its sole and absolute discretion. Any change approved by Landlord that in Landlord's judgment results in a delay in constructing the Tenant Improvements shall be deemed a Tenant Delay, and shall extend the time period by which Landlord must Substantially Complete the Tenant Improvements, but shall not extend or postpone the date for payment of rent or for commencement of the Term under this Lease. The cost of such changes and the additional costs as a result of any other Tenant Delay, including the cost to obtain any permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of notice from Landlord. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant's obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay.
5.Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant under the Lease or this Exhibit has occurred and is continuing beyond applicable notice and cure periods at any time on or before the Substantial Completion of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, (i) Landlord shall have the right to cause cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Exhibit shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.
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EXHIBIT C -ACKNOWLEDGEMENT OF COMMENCEMENT DATE
This Acknowledgement of Commencement Date is dated as of ________________, between DWF IV 1300 S EL CAMINO, LLC, a Delaware limited liability company ("Landlord"), and KRONOS BIO, INC., a Delaware corporation ("Tenant"), who entered into an Office Lease dated for reference purposes as of ______________, 2018 covering certain premises located in Suite 300 of the Building at 1300 South El Camino Real, San Mateo, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.
1.The parties to this document hereby agree that the date of ________________ is the "Commencement Date" of the Term.
2.Tenant hereby confirms the following:
(a)That it has accepted possession of Leased Premises pursuant to the terms of the Lease; and
(b)That the Tenant Improvements required to be furnished according to the Lease by Landlord in the Leased Premises have been Substantially Completed.
3.This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease
4.Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.
5.This document may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this document. Executed counterparts of this document exchanged by facsimile transmission or other electronic means shall be fully enforceable.

LANDLORD:		TENANT:

DWF IV 1300 S EL CAMINO, LLC, a Delaware limited liability company		KRONOS BIO, INC., a Delaware corporation

By:	Divco West Real Estate Services, Inc.,	By:
	a Delaware corporation	Name:
	Its Agent	Its:

By:
Name:
Its:

EXHIBIT D- RULES AND REGULATIONS
All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit D.
1.No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises and if the Leased Premises are situated on the ground floor of the Building, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Leased Premises clean and free from rubbish.
2.No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of Landlord in its sole and absolute discretion. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.
3.No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.
4.The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.
5.No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.
6.The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.
7.Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.
8.No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Leased Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.
9.Prior to leaving the Leased Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.
10.Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.
11.Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.
12.No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.
13.No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.
14.Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.
15.Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1 :00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord's sole and absolute discretion upon written from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord's judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.
16.When departing after the Building's normal business hours, Tenant and Tenant's employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant's employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building's normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17.Tenant's contractors shall, while in the Leased Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).
18.If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
19.The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.
20.Tenant and Tenant's employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant's employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.
21.No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air-conditioning system.
22.There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.
23.Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.
24.Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Leased Premises, Building or Complex.
25.Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Leased Premises.
26.Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.
27.Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted; provided, however, no popcorn may be cooked, heated or otherwise prepared in any microwave oven or any other equipment in the Leased Premises and no odors of cooking or other processes may emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Leased Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28.Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Leased Premises are located without Landlord's prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.
29.Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.
30.Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.
31.Tenant shall comply with requests by Landlord that Tenant inform Tenant's employees of items of importance to Landlord.
32.Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord's approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord's consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.
33.Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's sole and absolute discretion, may be necessary for:
(a)The management, safety, care, and cleanliness of the Leased Premises, Building or Complex;
(b)The preservation of good order; or
(c)The convenience of other occupants and tenants in the Building or Complex.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

FIRST AMENDMENT TO OFFICE LEASE
THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of the 23rd day of March, 2020, by and between MPVCA SAN MATEO LLC, a California limited liability company ("Landlord”), and KRONOS BIO, INC., a Delaware corporation ("Tenant").
RECITALS
A.Landlord (as successor in interest to DWF IV 1300 S El Camino, LLC) and Tenant are parties to that certain Office Lease dated July 19, 2018 (the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 4,661 square feet of Rentable Area (the “Original Premises”) described as Suite No. 300 on the third floor of the building located at 1300 South El Camino Real, San Mateo, California (the "Building").
B.Tenant has requested that additional space containing approximately 3,414 square feet of Rentable Area described as Suite No. 302 on the third floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.
C.The Lease by its terms shall expire on August 31, 2021 ("Prior Termination Date"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
I.Expansion. Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 4,661 square feet of Rentable Area on the 3rd floor(s) to 8,075 square feet of Rentable Area on the 3rd floor by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term of the Lease for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (as hereinafter defined). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.
A.The “Expansion Effective Date” shall be the later to occur of (i) May 1, 2020 ("Target Expansion Effective Date"), and (ii) the date upon which the Landlord’s Work (as described in Exhibit B hereto) in the Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord’s Work in the Expansion Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord’s Work would have been substantially completed absent any such Tenant Delay(s). A “Tenant Delay” means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays substantial completion of the Landlord’s Work (provided Landlord shall only be entitled to claim an extension for a Tenant Delay if Landlord gives Tenant notice of such Tenant Delay within 2 days after the commencement of such delay).
The Expansion Space shall be deemed to be substantially completed on the date that Landlord’s architect certifies that all Landlord’s Work has been performed (or would have been performed absent any Tenant Delays), other than minor details of construction,
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mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Expansion Space. The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay rent on the Expansion Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date.
B.Any delay in the Expansion Effective Date beyond the Target Expansion Effective Date resulting from a COVID-19 Related Event shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is so delayed, the Extended Termination Date (defined below) shall not be similarly extended. For Purposes of this Amendment, a “COVID-19 Related Event” means the inability of Landlord to access the services of other persons or entities to perform the Landlord’s Work as a result of COVID-19 pandemic restrictions.
II.Extension. The Term of the Lease is hereby extended for a period of forty-four (44) months and shall expire on April 30, 2025 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term”.
III.Minimum Monthly Rent.
A.Original Premises From Expansion Effective Date Through Extended Termination Date. As of the Expansion Effective Date, the schedule of Minimum Monthly Rent payable with respect to the Original Premises for the balance of the original Term and the Extended Term is the following:

Months of Term or Period	Minimum Monthly Rent
May 1, 2020 – July 31, 2020	$26,148.21
August 1, 2020 – July 31, 2021	$26,949.46
August 1, 2021 – July 31, 2022	$27,757.94
August 1, 2022 – July 31, 2022	$28,618.54
August 1, 2023 – July 31, 2022	$29,504.13
August 1, 2024 – April 30, 2025	$30,343.11
All such Minimum Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease.
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B.Expansion Space From Expansion Effective Date Through Extended Termination Date. As of the Expansion Effective Date, the schedule of Minimum Monthly Rent payable with respect to the Expansion Space for the balance of the original Term and the Extended Term is the following:

Months of Term or Period	Minimum Monthly Rent
May 1, 2020 – July 31, 2020	$19,152.54
August 1, 2020 – July 31, 2021	$19,732.92
August 1, 2021 – July 31, 2022	$20,347.44
August 1, 2022 – July 31, 2022	$20,961.96
August 1, 2023 – July 31, 2022	$21,610.62
August 1, 2024 – April 30, 2025	$22,225.14
All such Minimum Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease.
So long as Tenant is not in default hereunder beyond applicable notice and cure periods, Landlord shall abate one hundred percent (100%) of Tenant’s obligation to pay the Minimum Monthly Rent otherwise payable for the Expansion Space for the first full month following the Expansion Effective Date (collectively, the “Abated Rent”). In the event Landlord elects to terminate the Lease as a result of a default by Tenant under the terms of the Lease, then as a part of Landlord’s remedies, Landlord shall be entitled to the recovery of the Abated Rent hereunder; provided, however, Tenant acknowledges and agrees that nothing in this subsection is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws).
Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is other than the Target Expansion Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Minimum Monthly Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date, and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Minimum Monthly Rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.
IV.Additional Security Deposit. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $24,810.31 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under Article 8 of the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $27,757.94 to $52,568.25.
V.Tenant's Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant's “Proportionate Share” and “Pro Rata Percent” for the Expansion Space is 8.08%.
VI.Expenses and Taxes.
A.Original Premises for the Extended Term. Through the Extended Termination Date, Tenant shall remain obligated to pay to Landlord its Proportionate Share applicable to the
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Original Premises of any increase (as described in the Lease) in Operating Expenses and/or Taxes, as the case may be, in accordance with the terms of the Lease. The Base Year for Base Year Costs for the Original Premises shall remain the 2018 calendar year for Base Operating Costs and the 2018 calendar year for Base Taxes.
B.Expansion Space From Expansion Effective Date Through Extended Termination Date. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, if the Operating Costs and/or Taxes for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs and Taxes; or (ii) as if the Complex were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs and Base Taxes (with Base Operating Costs and Base Taxes being calculated separately), Tenant shall pay to Landlord its Proportionate Share applicable to the Expansion Space of any such increase in Operating Costs and/or Taxes, as the case may be, as additional rent in accordance with the terms of the Lease, provided, however, during such period, the Base Year for Base Year Costs for the Expansion Space shall be the 2020 calendar year for Base Operating Costs and the 2020 calendar year for Base Taxes.
VII.Improvements to Expansion Space.
A.Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.
B.Responsibility for Improvements to Expansion Space. Landlord shall perform Landlord’s Work to the Expansion Space on or prior to June 1, 2020. (See Exhibit B – final to scale drawing to be provided to Tenant prior to work being completed.)
VIII.Early Access to Expansion Space. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Minimum Monthly Rent or additional rent as to the Expansion Space.
IX.Parking. From and after the Expansion Effective Date, Section 1.17 of the Lease shall be amended by deleting “fifteen (15)” and replacing it with “twenty-six (26)”.
X.Disability Access Disclosure Under Section 1938 of the California Civil Code. In accordance with Section 1938 of the California Civil Code, Landlord has informed the Tenant that the Expansion Space has not undergone an inspection by a Certified Access Specialist to determine if the Expansion Space meets all applicable construction related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord makes the following statement in compliance with the requirements of Section 1938(e) of the California Civil Code.
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction related accessibility standards within the premises.”
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If Tenant desires to obtain such CASp inspection, the CASp party, the scope of the inspection and date such inspection shall be performed shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld. Landlord shall have the right to have a representative present during such inspection. The cost of such inspection shall be paid by Tenant without reimbursement or other payment from Landlord. Any work required to be completed as described in the CASp report shall be performed and paid for by Tenant. Landlord reserves the right to contest the findings in any CASp inspection report obtained by Tenant by having another CASp inspect the Expansion Space.
Any CASp inspection report obtained by or provided to Tenant shall be confidential and Tenant shall not disclose such report or the findings in such report to any other party without the prior written consent of Landlord in its sole discretion, except to the extent disclosure is required to parties on a need to know basis only for Tenant to complete repairs and corrections of violations of construction-related accessibility standard that Tenant agrees to make.
XI.Miscellaneous.
A.This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
B.Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
C.In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
D.Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
E.The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
F.Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, other than Jones Lang LaSalle (“Landlord’s Broker”). Landlord shall be responsible to pay Landlord’s Broker any commission owed to Landlord’s Broker pursuant to the terms and conditions of a written agreement between Landlord and Landlord’s Broker. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.
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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

MPVCA San Mateo LLC,
a California limited liability company

By:	Meridian Property Company, a California corporation
Its: Manager

	By:	/s/ Daniel Rosenbaum
	Name:	Daniel Rosenbaum
	Title:	SVP

	By:	/s/ John Pollock
	Name:	John Pollock
	Title:	CEO

TENANT:

KRONOS BIO, INC., a Delaware corporation

By:	/s/ Norbert Bischofberger
Name:	NORBERT BISCHOFBERGER
Title:	CEO + PRESIDENT
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EXHIBIT A
OUTLINE AND LOCATION OF EXPANSION SPACE
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EXHIBIT B
LANDLORD’ S WORK
The following is the “Landlord’s Work.”
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